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                                                                EXHIBIT 10.9





                               TERM LOAN AGREEMENT

                                      AMONG

                               TURF PARTNERS, INC.
                                       AND
                              ECOSOIL SYSTEMS, INC.

                                   "BORROWERS"

                                       AND

                              J. R. SIMPLOT COMPANY
                                    "SIMPLOT"



                           DATED AS OF APRIL 12, 2000


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                                TABLE OF CONTENTS

SECTION 1.  DEFINED TERMS AND RULES OF INTERPRETATION........................1

   A.    DEFINED TERMS.......................................................1
   B.    RULES OF INTERPRETATION.............................................3

SECTION 2.  LETTER OF CREDIT COMMITMENT......................................4

   2.1      ISSUANCE OF LETTER OF CREDIT.....................................4
   2.2      PAYMENT OF LETTER OF CREDIT EXPENSES.............................4
   2.3      REPAYMENT OF AMOUNTS DRAWN ON LETTER OF CREDIT...................4
   2.4      CONDITIONS TO ISSUANCE OF LETTER OF CREDIT.......................5

SECTION 3.  TERM LOAN........................................................5

   3.1      AMOUNT...........................................................5
   3.2      INTEREST.........................................................6
   3.3      PRINCIPAL........................................................6
   3.4      USE OF PROCEEDS..................................................7
   3.5      CONDITIONS TO TERM LOAN ADVANCE..................................7

SECTION 4.  BORROWERS' COVENANTS.............................................8

   4.1      FURNISH FINANCIAL STATEMENTS.....................................9
   4.2      REORGANIZATION, SALE OF ASSETS, CHANGE OF NAME...................9
   4.3      MAINTENANCE OF EXISTENCE.........................................9
   4.4      MAINTENANCE OF RECORDS...........................................9
   4.5      MAINTENANCE AND PROPERTIES.......................................9
   4.6      CONDUCT OF BUSINESS.............................................10
   4.7      MAINTENANCE OF INSURANCE........................................10
   4.8      COMPLIANCE WITH LAWS............................................10
   4.9      RIGHT OF INSPECTION.............................................10
   4.10     ENVIRONMENTAL...................................................10
   4.11     AGING OF ACCOUNTS AND PAYABLES REPORT...........................10
   4.12     DEBT............................................................11
   4.13     EXTENSION OF CREDIT.............................................11
   4.14     REPAYMENT OF COAST TERM LOAN....................................11

SECTION 5.  REPRESENTATIONS AND WARRANTIES..................................11

   5.1      INCORPORATION, GOOD STANDING, AND DUE QUALIFICATION.............11
   5.2      CORPORATE POWER AND AUTHORITY...................................11
   5.3      LEGALLY ENFORCEABLE AGREEMENT...................................12
   5.4      FINANCIAL STATEMENTS............................................12
   5.5      LABOR DISPUTE AND ACTS OF GOD...................................12
   5.6      OTHER AGREEMENTS................................................12
   5.7      LITIGATION......................................................13

                                     -i-
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
   5.8      NO DEFAULT ON OUTSTANDING JUDGMENTS OR ORDERS...................13
   5.9      OWNERSHIP AND LIENS.............................................13
   5.10     ERISA...........................................................13
   5.11     OPERATION OF BUSINESS...........................................14
   5.12     TAXES...........................................................14
   5.13     ENVIRONMENT.....................................................14

SECTION 6.  EVENTS OF DEFAULT...............................................14


SECTION 7.  REMEDIES UPON DEFAULT...........................................15

   7.1      NO LIMITATION ON REMEDIES.......................................16
   7.2      NO COURSE OF DEALING............................................16
   7.3      CONSENT TO RELIEF FROM AUTOMATIC STAY...........................16

SECTION 8.  MISCELLANEOUS...................................................17

   8.1      NOTICES.........................................................17
   8.2      GOVERNING LAW...................................................18
   8.3      TIME IS OF THE ESSENCE..........................................18
   8.4      ATTORNEY FEES...................................................18
   8.5      ENTIRE AGREEMENT................................................18
   8.6      SUCCESSORS AND ASSIGNS..........................................18
   8.7      PREPARATION OF AGREEMENT........................................19
   8.8      HEADINGS........................................................19
   8.9      CONSTRUCTION....................................................19
   8.10     SEVERABILITY....................................................19
   8.11     COUNTERPARTS....................................................19
   8.12     PUBLIC STATEMENTS AND PRESS RELEASES............................19
   8.13     SERVICE OF PROCESS, CONSENT TO JURISDICTION.....................20

                                     -ii-
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                                    AGREEMENT


     THIS AGREEMENT is made and entered into as of the 12th day of April, 2000, by and among TURF PARTNERS, INC., a Delaware corporation ("Turf Partners"), and ECO SOIL SYSTEMS, INC., a Nebraska corporation ("ESSI"), jointly and severally (Turf Partners and ESSI are sometimes collectively referred to herein as "Borrowers") and J. R. SIMPLOT COMPANY, a Nevada corporation, and a wholly-owned subsidiary to be formed under the laws of the State of Idaho intended to be named SIMPLOT TURF PARTNERS ACQUISTION COMPANY (collectively, "Simplot").

                                    RECITALS

     1. Borrowers and Simplot made and entered into an Asset Purchase Agreement dated March 27, 2000 and an Amended and Restated Asset Purchase Agreement dated as of April 5, 2000 (collectively, the "Purchase Agreement"), pursuant to which Turf Partners shall sell substantially all of its assets to Simplot in or around July 2000.

     2. Borrowers have need for additional financing between the date of the Purchase Agreement and the closing date under the Purchase Agreement and have requested Simplot provide certain of such additional financing.

     3. Simplot has agreed to provide for the extension of a loan to Borrowers as more particularly set forth herein, in order to accommodate Turf Partners' operation of its business as contemplated by the Purchase Agreement and to accommodate ESSI's operation of its business.

     NOW, THEREFORE, in consideration of the provisions contained herein and the recitals set forth above, which are a material part of this Agreement, the parties agree as follows:

     SECTION 1. DEFINED TERMS AND RULES OF INTERPRETATION.

     A. DEFINED TERMS.

          As used in this Agreement, terms defined in the recitals or elsewhere in this Agreement shall have the meanings so assigned, and additionally, the following terms shall have the following meanings:

          1.1 AGREEMENT means this Agreement.

          1.2 BORROWER'S BOOKS means all of the Borrowers' books and records including, but not limited to: minute books; ledgers; records indicating, summarizing, or evidencing the Borrower's assets, liabilities, and accounts; all information relating to the Borrowers' business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, and


AGREEMENT - 1

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other computer-prepared information and the equipment containing such information.

          1.3 BUSINESS DAY means any day other than a Saturday, Sunday, or other day, on which commercial banks in Idaho are authorized or required to close under the laws of the state of Idaho.

          1.4 CLOSING DATE shall have the same meaning as is ascribed to such term in the Purchase Agreement.

          1.5 CODE means the Idaho Uniform Commercial Code. Any and all terms used in this Agreement that are defined in the Code and not otherwise specifically defined herein shall be construed and defined in accordance with the meaning and definition described to such terms under the Code.

          1.6 COLLATERAL means all property securing the Obligations pursuant to the Security Agreements.

          1.7 DOWN PAYMENT shall have the same meaning as is ascribed to such term in the Purchase Agreement.

          1.8 EVENT OF DEFAULT means the occurrence of any one of the events set forth in Section 6 of this Agreement.

          1.9 GAAP means the generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board and of the American Institute of Certified Public Accountants, and the statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination, consistently applied.

          1.10 INSOLVENCY PROCEEDING means any proceeding commenced by or against any person or entity under any provision of the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to assignments for the benefit of creditors, formal or informal moratoriums, compositions, or extensions generally with its creditors.

          1.11 JUDICIAL OFFICER OR ASSIGNEE means any trustee, receiver, controller, custodian, assignee for the benefit of creditors, or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian, or assignee for the benefit of creditors.

          1.12 LOAN DOCUMENTS means collectively this Agreement, the Term Note, the Security Agreement and any other concurrent agreements entered into between Borrowers, or either of them, and/or Simplot in connection with this Agreement, and any amendments or supplements to any of the foregoing, but not including the Purchase Agreement or the Ancillary Agreements (as

AGREEMENT - 2

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defined in the Purchase Agreement)

          1.13 OBLIGATIONS means the Term Note and any and all loans, advances, overdrafts, debts, liabilities, lease payments, guarantees, covenants, and duties owing by Borrowers, or either of them, to Simplot of any kind and description arising under the Loan Documents; any debt, liability, or obligation owing by Borrowers, or either of them, to others that Simplot may have obtained by assignment or otherwise; any interest not paid when due; and all Simplot Expenses.

          1.14 PERSON means any individual, partnership, corporation, trust or other entity.

          1.15 PRIME RATE means that variable rate of interest identified as "Prime Rate" in that certain Term Loan and Security Agreement by and between ESSI, as borrower, and Coast Business Credit, as lender, dated as of June 30, 1999.

          1.16 SATISFACTION DATE means March 1, 2001, and is the date on which the Term Loan must be satisfied.

          1.17 SECURITY AGREEMENT means that certain Security Agreement between Borrower and Simplot executed and delivered in accordance with the requirements of this Agreement in form and substance reasonably acceptable to Simplot.

          1.18 SIMPLOT EXPENSES means all costs or expenses required to be paid by Borrowers under this Agreement or under any of the other Loan Documents that are paid or advanced by Simplot; filing, recording, publication, and search fees paid or incurred by Simplot in the connection with Simplot's transactions with Borrowers; costs and expenses incurred by Simplot to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, preparing for sale, and/or advertising to sell the Collateral, whether or not a sale is consummated; reasonable attorney's fees, costs, and expenses incurred by Simplot in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending, or concerning the Loan Documents or any portion thereof, irrespective of whether suit is brought.

          1.19 TERM LOAN means the term loan advanced to Borrowers pursuant hereto.

          1.20 TERM NOTE means the Term Note executed in connection herewith, in substantially the same form as EXHIBIT 1.20.

     B. RULES OF INTERPRETATION.

          The following rules of interpretation shall apply to this Agreement, the exhibits hereto, and any other documents made or delivered pursuant to or in connection with this Agreement, unless otherwise expressly provided for herein or therein, and unless the context hereof or thereof clearly requires otherwise:


AGREEMENT - 3

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          A reference to any document or agreement shall include such document or agreement as amended, modified, or supplemented from time to time in accordance with its terms, and if a term is said to have a meaning assigned to such term in another document or agreement and the meaning of such term therein is amended, modified, or supplemented, then the meaning of such term herein shall be deemed automatically amended, modified, or supplemented in a like manner. References to the plural include the singular; the singular, the plural; the whole, the part; and the part, the whole. The words "include," "includes," and "including" are not limiting. A reference to any person or entity includes its successors, heirs, and permitted assigns. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for purposes of this Agreement, or any exhibit hereto, or any certificate, report, or other document or instrument made or delivered pursuant to or in connection with this Agreement, such determination or computation shall be done in accordance with GAAP, except where such principles are inconsistent with the express requirements hereof or of such exhibit, certificate, report, document, or instrument.

          SECTION 2. LETTER OF CREDIT COMMITMENT.

          2.1 ISSUANCE OF LETTER OF CREDIT.

          Simplot agrees to exercise best efforts to obtain the issuance of a stand-by Letter of Credit in the amount of not less than $2,000,000 from an issuing bank reasonably acceptable to Coast Business Credit and having terms reasonably acceptable to Coast Business Credit, Simplot and Borrowers, that may be drawn upon by Coast Business Credit in the event of a payment default by ESSI under the terms of that certain Term Loan Agreement dated as of July 30, 1999 between ESSI and Coast Business Credit (the "Coast Term Loan"), between the date hereof and the expiry date of said letter of credit. The letter of credit shall expire on August 31, 2000 unless the transactions contemplated by the Purchase Agreement have been consummated by August 31, 2000 in which case the expiry date of the letter of credit shall automatically extend to December 31, 2000.

          2.2 PAYMENT OF LETTER OF CREDIT EXPENSES.

          All monies paid by Simplot to obtain the issuance of the Letter of Credit are Simplot Expenses hereunder.

          2.3 REPAYMENT OF AMOUNTS DRAWN ON LETTER OF CREDIT.

          In the event the beneficiary of the Letter of Credit makes any draw thereunder, Borrowers shall be obligated to immediately repay to Simplot the amounts drawn, together with interest thereon at the rate of Prime Rate, plus six and one quarter percent (6.25%). In an effort to recoup such amounts, Simplot shall be entitled to (a) withhold any amounts due Turf Partners from the Down Payment on the Closing Date (provided that such withholding shall not exceed an amount that would cause the proceeds of the Down Payment paid to Turf Partners to be less than $15


AGREEMENT - 4
million) or the balance of the Purchase Price on the Satisfaction Date, and (b) withhold any amounts due ESSI after the Closing Date for microbial products or services sold by ESSI to Simplot after the Closing Date.

          2.4 CONDITIONS TO ISSUANCE OF LETTER OF CREDIT.

          The obligation of Simplot to obtain the issuance of the letter of credit is subject to the following conditions precedent:

          A. Simplot shall have received a resolution duly adopted by each Borrower's board of directors authorizing the execution, delivery, and performance of the Loan Documents and the transactions contemplated thereby.

          B. Simplot shall have received copies of executed documents evidencing:

          (i) the modification of that certain Loan and Security Agreement between Turf Partners and Coast Business Credit dated June 30, 1999 (the "Revolver") to increase the seasonal limit on the inventory loan by $2.5 million during the period April 2000-June 2000;

          (ii) the modification of the Revolver to adjust the advance rate for inventory to 65% from 55%; and

         (iii) an intercreditor agreement among Coast Business Credit and Simplot in form and substance satisfactory to Simplot under which Coast will partially assign its security interests in the collateral securing the Term Loan to Simplot to secure repayment of amounts advanced under the letter of credit.

          C. There shall not have occurred any material adverse effect with respect to the financial condition or business operations (including the voluntary or involuntary filing of a petition in bankruptcy) of either Borrower.

          D. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to Simplot.

          E. Simplot shall have received such other approvals, opinions, or documents as Simplot may reasonably request.

     SECTION 3. TERM LOAN.

     3.1 AMOUNT.

AGREEMENT - 5

     Simplot agrees to extend to Borrowers the sum of Three Million Dollars ($3,000,000) on a date not later than two business days following satisfaction of the conditions set forth at Section 3.5 below.

     3.2 INTEREST.

     Interest shall accrue on the principal outstanding on the Term Loan at a rate of two and one-quarter percent (2.25%) above Prime Rate. All interest chargeable under this Agreement shall be computed on the basis of a 365-day year for actual days elapsed. Interest shall be due and payable on the Closing Date and, if any principal remains outstanding after the Closing Date, on the Satisfaction Date. In the event the Borrowers fail to pay principal and accrued interest on the Satisfaction Date or Simplot's demand therefore as provided in
Section 3.3 below, interest shall increase to Prime Rate plus six and one quarter percent (6.25%) per annum, effective on the tenth day following the Satisfaction Date.

     3.3 PRINCIPAL.

     Borrowers shall repay principal and accrued interest outstanding on the Term Loan and any other Obligations on the Closing Date by Simplot offsetting principal and accrued interest owing under the Term Loan against the Down Payment due from Simplot pursuant to the Purchase Agreement, so long as the effect of such offset will not reduce the Down Payment to less than Fifteen Million Dollars ($15,000,000). In the event there remains any principal or interest owing on the Term Loan or any other Obligations owing pursuant to this Agreement after the Closing Date, then Simplot shall be entitled to withhold any amounts due ESSI after the Closing Date for microbial products or services sold by ESSI to Simplot after the Closing Date and apply such amounts withheld to the Obligations owing thereunder. Borrowers will repay all outstanding Obligations in full on the Satisfaction Date. In the event that (i) the Closing Date is later than August 31, 2000, (ii) the conditions to Simplot's obligation to close the transactions contemplated by the Purchase Agreement are not satisfied by August 31, 2000, or (iii) the Purchase Agreement is terminated, then all Obligations owing hereunder shall be due and payable in full upon Simplot's demand.


AGREEMENT - 6

     3.4 USE OF PROCEEDS.

     The proceeds of the Term Loan shall be used by Borrowers for the following purposes in the following order: (1) to satisfy past due accounts payable of Turf Partners, (2) to satisfy amounts owing from Turf Partners for sales commissions, and (3) for Turf Partners' working capital needs.

     3.5 CONDITIONS TO TERM LOAN ADVANCE.

     The obligation of Simplot to advance the Term Loan is subject to the following conditions precedent:

          A. Borrowers shall have executed and delivered the Term Note to Simplot.

          B. Borrowers shall have executed and delivered the Security Agreement and any financing statements reasonably required to perfect the security interest therein granted to Simplot.

          C. Simplot shall have received a certificate of good standing with respect to each Borrower stating that the Borrower is in good standing, as of a date reasonably contemporaneous with the date of this Agreement, under the laws of its state of incorporation.

          D. Simplot shall have received a certified copy of each Borrower's articles of incorporation and bylaws.

          E. Simplot shall have received a resolution duly adopted by each Borrower's board of directors authorizing the execution, delivery, and performance of the Loan Documents and the transactions contemplated thereby.

          F. Simplot shall have received copies of executed documents evidencing:

              (iv) the modification of that certain Loan and Security Agreement between Turf Partners and Coast Business Credit dated June 30, 1999 (the "Revolver") to increase the seasonal limit on the inventory loan by $2.5 million during the period April 2000-June 2000;

              (v) the modification of the Revolver to adjust the advance rate for inventory to 65% from 55%;

              (vi) the sale and leaseback of BioJect systems between ESSI and Imperial Bank;

              (vii) the consent of Coast Business Credit, the parties to that certain Note and Warrant Purchase Agreement with ESSI dated as of August 25,

AGREEMENT - 7

                    1998 and the parties to that certain Convertible Debentures and Warrants Purchase Agreement with ESSI and its subsidiaries dated as of January 17, 2000 to the transactions contemplated hereby; and

             (viii) an intercreditor agreement among Coast Business Credit and
                    Simplot in form and substance satisfactory to Simplot under which Coast will partially assign its security interests in the collateral securing the Term Loan to Simplot to secure repayment of amounts advanced under the letter of credit.

          G. Simplot shall have received an opinion from Borrowers' counsel in form and substance satisfactory to Simplot on the matters set forth in Sections 5.1, 5.2, and 5.3 below.

          H. The representations and warranties of Borrower in Section 5 hereof shall be true on and as of the date of the making of such advance with the same force and effect as if made on and as of such date.

          I. There shall not have occurred any material adverse effect with respect to the financial condition or business operations (including the voluntary or involuntary filing of a petition in bankruptcy) of either Borrower.

          J. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to Simplot.

          K. Simplot shall have received such other approvals, opinions, or documents as Simplot may reasonably request.

     SECTION 4. BORROWERS' COVENANTS.

     Until the payment in full of the Obligations and the performance of all other obligations of Borrowers hereunder, Borrowers agree that unless Simplot shall otherwise consent in writing, Borrowers will comply with the following.

AGREEMENT - 8

     4.1  FURNISH FINANCIAL STATEMENTS.

     Each Borrower will furnish Simplot:

     1. Within 90 days after the end of each fiscal year of Borrower, copies of balance sheets of Borrower, as at the close of such fiscal year and statements of income of Borrower for such year prepared by a certified public accountant satisfactory to Simplot;

     2. By the 20th day of each month hereafter, beginning on April 20, 2000, a financial statement of income for the prior month; and

     3. From time to time, such further information regarding the business, affairs, and financial condition of Borrowers as Simplot may reasonably request.

     All financial statements delivered hereunder shall be prepared on the basis of GAAP consistently applied.

     4.2 REORGANIZATION, SALE OF ASSETS, CHANGE OF NAME.

     Except as required by the Purchase Agreement, each Borrower will not (1) incorporate, merge or consolidate with or into any corporation, or sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets, whether now owned or hereafter acquired, or (2) change its corporate name, except with the prior written authorization of Simplot.

     4.3  MAINTENANCE OF EXISTENCE.

     Each Borrower will preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction where each qualification is required.

     4.4  MAINTENANCE OF RECORDS.

     Each Borrower will keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of Borrower.

     4.5  MAINTENANCE AND PROPERTIES.

     Each Borrower will maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

AGREEMENT - 9

     4.6  CONDUCT OF BUSINESS.

     Each Borrower will conduct its business in the ordinary course of business.

     4.7  MAINTENANCE OF INSURANCE.

     Each Borrower will maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business, which insurance may provide for reasonable deductibility from coverage thereof.

     4.8  COMPLIANCE WITH LAWS.

     Each Borrower will comply in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same becomes delinquent all taxes, assessments, and governmental charges imposed upon it or upon its properties, and remitting to all governmental agencies all employment taxes withheld from employees' paychecks.

     4.9  RIGHT OF INSPECTION.

     Each Borrower will at any reasonable time and from time to time, permit Simplot or any agent or representative of Simplot to examine and make copies of and abstracts from Borrower's books and visit the properties of Borrower and discuss the affairs, finances, and accounts of Borrower with any of its respective officers and directors and Borrower's independent accountants.

     4.10 ENVIRONMENTAL.

     Each Borrower will be and remain in compliance with the provisions of all federal, state, and local environmental, health and safety laws, codes, and ordinances, and all rules and regulations issued thereunder, and will notify Simplot immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party, or of any hazardous discharge from or affecting its properties (whether owned or leased) and will immediately contain and remove the same in compliance with all applicable laws.

     4.11 AGING OF ACCOUNTS AND PAYABLES REPORT.

     Each Borrower shall provide to Simplot no later than the 15th day of each month following execution of this Agreement, (i) a summary and aging report of its accounts receivable in form reasonably satisfactory to Simplot, and (ii) a listing of accounts payable in form reasonably satisfactory to Simplot.

AGREEMENT - 10

     4.12 DEBT.

     Neither Borrower will incur any debts other than (1) debt existing on the date of this Agreement or contemplated by the terms of agreements in place on the date hereof (2) normal trade credit in the ordinary course of business; and
(3) those debts contemplated by this Agreement.

     4.13 EXTENSION OF CREDIT.

     Neither Borrower will make any advance or loan, except for (1) normal intercompany trade credit and (2) an intercompany loan from ESSI to its wholly-owned subsidiary Agricultural Supply, Inc. in an amount not to exceed $1 million.

     4.14 REPAYMENT OF COAST TERM LOAN

     ESSI shall make all payments on the Coast Term Loan as required by its terms; provided however, that ESSI shall satisfy all amounts owing on the Coast Term Loan on or before December 15, 2000.

     SECTION 5. REPRESENTATIONS AND WARRANTIES.

     In order to induce Simplot to enter into this Agreement, each Borrower hereby makes the following representations and warranties which shall survive the execution and delivery of this Agreement.

     5.1  INCORPORATION, GOOD STANDING, AND DUE QUALIFICATION.

     Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware (for Turf Partners) or Nebraska (for ESSI), and has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be qualified will not have a material adverse effect on such Borrower's operations (financial or otherwise) or its ability to perform its obligations hereunder.

     5.2  CORPORATE POWER AND AUTHORITY.

     The execution, delivery, and performance by Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the stockholders of such corporation; (2) contravene such corporation's charter or bylaws; (3) violate any provision of any law, rule, regulation (including, without limitation, regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower; (4) result in a breach of or constitute a default under any indenture or

AGREEMENT - 11
loan or credit agreement or any other material agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by Borrower; and (6) cause Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

     5.3  LEGALLY ENFORCEABLE AGREEMENT.

     This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

     5.4  FINANCIAL STATEMENTS.

     The balance sheets and statements of income of Borrower heretofore furnished to Simplot are complete and correct and fairly present the financial condition of Borrower as at such dates and the results of operations of Borrower for the periods covered by such statements, all in accordance with GAAP consistently applied, and since the date of delivery of such financial statements, there has been no material adverse change in the condition (financial or otherwise), business, or operations of Borrower. There are no liabilities of Borrower, fixed or contingent, which are material, but are not reflected in the financial statements, other than liabilities arising in the ordinary course of business since the date of such financial statements. No information, exhibit, or report furnished by Borrower to Simplot in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make this statement contained therein not materially misleading.

     5.5  LABOR DISPUTE AND ACTS OF GOD.

     Neither the business nor the properties of Borrower are affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of Borrower.

     5.6  OTHER AGREEMENTS.

     Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of Borrower except for provisions that would require ESSI to issue shares of common stock or warrants to holders of its Senior Subordinated Notes and Convertible Debentures under certain circumstances, or the ability of Borrower to carry out its obligations under the Loan

AGREEMENT - 12

Documents to which it is a party. Borrower is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party, except as such default may have been waived and the copy(ies) of the waiver(s) given to Simplot.

     5.7  LITIGATION.

     There is no pending or, to the best knowledge of Borrower, threatened action or proceeding against or affecting Borrower before any court, government agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of Borrower or the ability of Borrower to perform its obligations under the Loan Documents, except for a securities class action lawsuit pending in the United States District Court for the Southern District of California and captioned Wissinger v. Eco Soil Systems, Inc. et al., No. 99CV2504-B(JAH).

     5.8  NO DEFAULT ON OUTSTANDING JUDGMENTS OR ORDERS.

     Borrower has satisfied all judgments, and Borrower is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

     5.9  OWNERSHIP AND LIENS.

     Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements referred to in
Section 5.4 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by Borrower and none of its leasehold interests is subject to any lien except liens in favor of
(1) Coast Business Credit, BH Capital Investments, L.P., MB Capital Partners, Excalibur Limited. Partnership, Gundyco. in trust for RSP 550-98866-19, all in effect on the date hereof, and (2) purchase money liens on inventory and equipment, liens on goods consigned to Borrowers and liens arising from leases of equipment and vehicles, all as in effect on the date hereof and as may arise in the ordinary course of business during the term of this Agreement (all of the foregoing liens identified in subprovisions (1) and (2) being referred to herein as "Permitted Liens").

     5.10 ERISA.

     Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a reportable event nor a prohibited transaction under ERISA has occurred and is continuing with respect to any plan and Borrower has incurred no liability to the Pension Benefit Guarantee Corporation under ERISA.

AGREEMENT - 13

     5.11 OPERATION OF BUSINESS.

     Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

     5.12 TAXES.

     Borrower has filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties, and no such amounts are in dispute or subject of an audit.

     5.13 ENVIRONMENT.

     Borrower has duly complied with, and its businesses, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state, and local environmental, health, and safety laws, codes, and ordinances, and all rules and regulations promulgated thereunder. Borrower has received no notice of, and neither knows of nor suspects, facts which may constitute any violations of any federal, state, or local environmental, health, or safety laws, codes, or ordinances and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities.

     SECTION 6. EVENTS OF DEFAULT.

     Each of the following constitutes an Event of Default hereunder:

     6.1 Borrowers' failure to pay when due principal and interest or any installment of principal and/or interest under the Term Note;

     6.2 Borrowers' failure to pay when due any sum that Borrower is required to pay, or to perform when due any obligation Borrowers are required to perform, or to observe any obligation required to be observed by Borrowers under this Agreement or the other Loan Documents;

     6.3 The entry of a decree or order by a court of competent jurisdiction for relief with respect to Borrowers, or either of them, under Title 11 of the United States Code or any other applicable federal, state, or foreign bankruptcy law or similar law appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator, or similar official of Borrowers, ordering the liquidation or winding up of the affairs of Borrower;

     6.4 The filing by Borrowers, or either of them, of a petition or answer or consent

AGREEMENT - 14
seeking relief under Title 11 of the United States Code or any other applicable federal, state, or foreign bankruptcy law or other similar law, or the consent by Borrowers to the institution of proceedings thereunder or to the filing of any such petition or the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator, or similar official of Borrowers, of any part of the property of Borrowers;

     6.5 Borrowers' providing of any false representation or breach of any warranty made in this Agreement or the Loan Documents, including any statement or certificate given in connection therewith;

     6.6 Any sale, transfer, or other disposition of any property that secures the Obligations (other than sales of inventory and obsolete equipment in the ordinary course of business), or Borrowers' interest in any such property, including the consensual or nonconsensual creation of any lien thereon (other than Permitted Liens), without the prior written approval of Simplot;

     6.7 Any loss, theft, or destruction of, or damage to, any substantial portion of the Collateral for which there is either no insurance coverage or for which, in the reasonable opinion of Simplot, there is insufficient insurance coverage;

     6.8 Any levy, seizure, or attachment upon the Collateral by any third party, or the filing of any claim and delivery action or foreclosure action concerning the Collateral;

     6.9 The filing or commencement of any judicial or nonjudicial foreclosure action with respect to any mortgage or deed of trust on property on which any Collateral constituting fixtures is located;

     6.10 The filing or recording of any material judgment against Borrowers which may attach to any of the Collateral where such judgment is not stayed or satisfied within thirty (30) days of its filing or recording;

     6.11 Any default in a material agreement to which either Borrower is a party with third parties resulting in a right by such third parties to accelerate the maturity of such Borrower's indebtedness;

     6.12 This Agreement and the Loan Documents shall at any time after their execution and delivery and for any reason cease (1) to create a valid and perfected security interest in and to the Collateral, or (2) to be in full force and effect, or (3) this Agreement and the Loan Documents shall be declared null and void, or (4) the validity or enforceability of this Agreement and the Loan Documents shall be contested by Borrower, or (5) Borrower shall deny it has any liability or obligation under this Agreement or the Loan Documents.

     SECTION 7. REMEDIES UPON DEFAULT.

AGREEMENT - 15

     7.1  NO LIMITATION ON REMEDIES.

     Upon the occurrence of any Event of Default, Simplot at its sole option and without notice, may exercise all those rights and remedies at law or equity allowed by applicable law. Any such rights and remedies are cumulative and may be exercised in any order deemed appropriate by Simplot.

     7.2  NO COURSE OF DEALING.

     No course of dealing heretofore or hereafter between Borrowers and Simplot, or any failure or delay on the part of Simplot in exercising any rights or remedies under this Agreement or existing by law, shall operate as a waiver of any right or remedy of Simplot, and no single or partial exercise of any right or remedy hereunder shall operate as a waiver or preclusion to the exercise of any other right or remedy Simplot may have in regard to said indebtedness.

     7.3  CONSENT TO RELIEF FROM AUTOMATIC STAY.

     Each Borrower hereby agrees that, in consideration of the recitals and covenants contained herein, and for other good and valuable consideration, in the event either Borrower (by its own action, or the action of any of its creditors) shall, on or before the Satisfaction Date, (1) file with any bankruptcy court of competent jurisdiction or be the subject of any petition for relief under Title 11 of the United States Code, as amended, (2) be the subject of any order for relief issued under such Title 11 of the United States Code, as amended, (3) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (4) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, or (5) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction, approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Simplot shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the United States Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to Simplot as provided in the Loan Documents, and as otherwise provided by law, and each Borrower hereby waives the benefits of such automatic stay and consents and agrees to raise no objection to such relief.

AGREEMENT - 16

     SECTION 8. MISCELLANEOUS.

     8.1  NOTICES.

     All notices or demands by any party relating to this Agreement or the Loan Documents shall be in writing and personally served, delivered by an express delivery service, or sent by regular United States mail, postage prepaid, to Borrower, Guarantor, or Simplot, as the case may be, at the addresses set forth below. The parties hereto may change the address at which they are to receive notices hereunder by notice in writing in the foregoing manner given to the others. All notices or demands sent in accordance with this Section 11.1 shall be deemed received on the earlier of the date of actual receipt or five days after the deposit thereof in the mail.

         If to Turf Partners:       Turf Partners, Inc.
                                    10740 Thornmont Rd.
                                    San Diego, CA  92127
                                    Attn:  William B. Adams

         With a copy to:            Robert E. Burwell
                                    LATHAM & WATKINS
                                    701 B Street, Suite 2100
                                    San Diego, CA  92101-8197

         If to ESSI:                Eco Soil Systems, Inc.
                                    10740 Thornmont Rd
                                    San Diego, CA  92127
                                    Attn:  William B. Adams

         With a copy to:            Robert E. Burwell
                                    LATHAM & WATKINS
                                    701 B Street, Suite 2100
                                    San Diego, CA  92101-8197


         If to Simplot:             J. R. Simplot Company
                                    P. O. Box 27 (zip 83707)
                                    999 Main Street, Suite 1300
                                    Boise, Idaho 83702
                                    Attention:  Chief Financial Officer

AGREEMENT - 17

         With a copy to:            J. R. Simplot Company
                                    P. O. Box 27 (zip 83707)
                                    999 Main Street, Suite 1300
                                    Boise, Idaho 83702
                                    Attention:  General Counsel

     8.2  GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the state of Idaho.

     8.3  TIME IS OF THE ESSENCE.

     Time is of the essence in the performance or observation of all obligations and agreements hereunder.

     8.4  ATTORNEY FEES.

     Each Borrower agrees to pay on demand all costs and expenses incurred by Simplot in connection with either Borrower's default hereunder, including but not limited to the reasonable fees and outofpocket expenses of counsel for Simplot (including allocable costs of in-house counsel) with respect to advising Simplot as to its rights under the Loan Documents and all costs and expenses, if any, in connection with the enforcement of any of the Loan Documents, including without limitation, attorney fees and costs at trial, on appeal, or in bankruptcy proceedings.

     8.5  ENTIRE AGREEMENT.

     This Agreement constitutes the final expression of the parties' agreements regarding these loans and their restructuring and supersedes all prior or contemporaneous negotiations, understandings, and agreements between the parties, whether oral or written. Any prior oral promises, representations, waivers, and courses of conduct are not relied upon and are of no further effect. This Agreement may not be altered or amended in any manner except by writing signed by Simplot and Borrowers.

     8.6  SUCCESSORS AND ASSIGNS.

     This Agreement shall bind all of the parties hereto and their respective heirs, personal representatives, successors, and assigns; provided, however, this Agreement shall not be assigned by either Borrower without Simplot's prior written consent.

AGREEMENT - 18

     8.7  PREPARATION OF AGREEMENT.

     Borrowers acknowledge that they had legal representation in negotiating and executing this Agreement.

     8.8  HEADINGS.

     Headings and paragraph numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

     8.9  CONSTRUCTION.

     Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Simplot or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     8.10 SEVERABILITY.

     Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     8.11 COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.12 PUBLIC STATEMENTS AND PRESS RELEASES

     The parties hereto covenant and agree that, except as provided for hereinbelow, each will not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made; PROVIDED, HOWEVER, that in the case of announcements, statements, acknowledgments or revelations which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than two (2) calendar days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party. Each party hereto agrees that it will

AGREEMENT - 19
not unreasonably withhold any such consent or clearance.

     8.13 SERVICE OF PROCESS, CONSENT TO JURISDICTION.

     SERVICE OF PROCESS. Each party hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under Idaho law.

     CONSENT AND JURISDICTION. Each party hereto irrevocably and unconditionally
(1) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the District of Idaho or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Ada County, Idaho; (2) consents to the jurisdiction or any such court in any such suit, action or proceeding; and (3) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the 12th day of April, 2000.


                                            SIMPLOT:

                                            J. R. SIMPLOT COMPANY


                                            By  /s/ Dennis R. Mogensen
                                              ----------------------------------
                                            Its  Senior Vice President and CFO
                                              ----------------------------------


(signatures continued on following page)


AGREEMENT -20

                                            BORROWERS:

                                            TURF PARTNERS, INC.


                                            By  /s/ William B. Adams
                                              ----------------------------------
                                            Its  CEO
                                              ----------------------------------


                                            ECO SOIL SYSTEMS, INC.

                                            By  /s/ William B. Adams
                                              ----------------------------------
                                            Its  Chairman and CEO
                                              ----------------------------------


AGREEMENT -21